Exhibit 99.1

EDITORIAL CONTACTS:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Rodney Gonsalves

+1 408 345 8948

rodney_gonsalves@agilent.com

Agilent Technologies Reports First Quarter 2009 Results

Highlights:

•                  GAAP net income of $64 million, down 47 percent from one year ago

•                  Non-GAAP earnings of $0.20 per share, down 44 percent from last year (1)

•                  Positive operating cash flow of $17 million in seasonally weak quarter

•                  Revenue of $1.17 billion, down 16 percent from last year, orders down 20 percent from one year earlier

•                  Additional restructuring to result in annual savings of $150 million, with charges of $100 million and headcount reductions of about 600

•                  Second quarter revenue and non-GAAP earnings expected to be roughly in line with first quarter results

SANTA CLARA, Calif., Feb. 17, 2009 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.17 billion for the first fiscal quarter ended Jan. 31, 2009, 16 percent below one year ago.  First quarter GAAP net income was $64 million, or $0.18 per diluted share. Last year’s first quarter GAAP net income was $120 million, or $0.31 per share.

During the first quarter, Agilent had restructuring and asset impairment charges of $56 million, and $12 million of non-cash amortization.  It also recognized $56 million of tax benefits, and had $4 million of other net gains.  Excluding these items, Agilent reported first quarter adjusted net income of $72 million, or $0.20 per share.  On a comparable basis, the company earned $136 million, or $0.36 per share, one year ago.

“In the first quarter, Agilent felt the full brunt of the severe, worldwide economic downturn,” said Bill Sullivan, Agilent president and chief executive officer. “Revenues were well below our earlier expectations, and down 16 percent from one year ago.  We moved quickly to minimize the impact of this unexpected weakness, and delivered operating results consistent with Agilent’s operating model.  But, operating earnings per share of $0.20 were also well below our earlier expectations due to lower activity levels.”

Agilent’s first quarter revenues were down $227 million from one year ago, while operating profits were down only $69 million due to aggressive actions taken by the company to reduce operating costs across all operations and functions.

Revenues were down across the globe, with the Americas off 10 percent, Europe off 21 percent, and Asia down 18 percent from one year ago.  By segment, Semiconductor and Board Test was the hardest hit, off 49 percent from last year, while Electronic Measurement was down 23 percent and Bio-Analytical Measurement revenues were off 1 percent.

First quarter Return on Invested Capital(2) fell to 11 percent compared to 19 percent one year ago because of lower earnings.  Net working capital was reduced by $68 million from last year, and cash generated from operations during the seasonally weak first quarter was $17 million – slightly ahead of last year’s first quarter performance despite sharply lower earnings.  During the period, the company repurchased $125 million of its common stock and ended the quarter with net cash of $852 million.

Looking ahead, Sullivan noted that the current global downturn is likely to be the most severe seen in the past 70 years.  Said Sullivan, “We don’t know where, or when, this recession will bottom.  But, we will remain proactive in addressing the economic challenges we face, and we are committed to delivering  performance consistent with Agilent’s operating model.”

“In December, we announced targeted operational restructuring with annualized savings of $65 million.  Additionally, Agilent will immediately shut two small board-inspection businesses and begin a restructuring of its global infrastructure operations.  We expect this program, when fully implemented, to reduce ongoing operating costs by $150 million.”  The company said the cost of this program is expected to be in the range of $100 million and would result in about 600 headcount reductions.

Addressing second quarter performance expectations, Sullivan said, “Forecasting in the current environment is almost futile, as visibility is virtually nil.  Our current best guess is that second quarter revenues and operating earnings(3), which are normally seasonally stronger, will be roughly in line with first quarter results.

“Regardless of the economic environment, our commitment is to remain cash flow positive, to keep employees focused on customers, products and technologies, and to create value for our customers as the world’s premier measurement company.”

Segment Results

Bio-Analytical Measurement

($ millions except where noted)

	Q1:F09	Q4:F08	Q1:F08
Orders	523	596	532
Revenues	525	594	531
Gross Margin, %	55%	56%	53%
Income from Operations	101	136	87
Segment Assets	1,564	1,505	1,392
Return On Invested Capital(2), %	25%	36%	24%

Bio-Analytical Measurement’s nearly three-year record of double-digit orders growth came to an end in the first quarter, with orders of $523 million down 2 percent from one year ago.  Revenues of $525 million were down 1 percent from last year, with both Life Sciences and Chemical Analysis revenues off 1 percent.

Geographically, weakness was most pronounced in Europe, which was off 11 percent from last year.  Revenue in the Americas was up 1 percent, while Asia was up 10 percent from one year ago, with particular strength continuing in China.  By product platform, Gas (GC) and Liquid Chromatography (LC) were both weaker, while both microarrays and Liquid Chromatography / Mass Spectrometry (LC/MS) were up double digits from last year.

Life Sciences revenues of $238 million were down 1 percent from one year ago.  Spending by Pharma and Biotech customers was down 8 percent, with weakness in replacement business while consumables and services remained steady.  Sales to the academic and government markets continued strong, 20 percent above one year ago, with particular strength in microarrays and LC/MS systems.

Chemical Analysis revenues of $287 million were down 1 percent from last year.  Sustained strength in food safety, up 13 percent, and steady petrochemical, up 1 percent, was offset by weakness in environmental and forensics markets.  From a platform perspective, demand was weak for GCs and relatively strong for LC/MS systems.

First quarter segment income from operations of $101 million was $14 million above last year’s results despite a $6 million decline in revenues.  Gross margins were up about 2 points from last year, while operating margins, at 19 percent, were nearly 3 points higher than one year ago. Segment Return On Invested Capital(2) improved 1 point to 25 percent.

Electronic Measurement

($ millions except where noted)

	Q1:F09	Q4:F08	Q1:F08
Orders	560	786	773
Revenues	596	817	773
Gross Margin, %	55%	59%	58%
Income from Operations	7	137	77
Segment Assets	1,920	2,014	1,951
Return On Invested Capital(2), %	3%	35%	19%

First quarter Electronic Measurement orders of $560 million were 28 percent below last year, while revenues of $596 million were off 23 percent from one year ago.  Market weakness was widespread, with both General Purpose and Communications Test down 23 percent.  Geographically, Europe was off 26 percent and Asia was down 29 percent, while revenue in the Americas was 15 percent below last year.  More generally, demand from large multinationals was particularly weak.

General Purpose Test revenues of $337 million were down 23 percent from last year.  Aerospace / defense was off 11 percent from last year, with relative strength in China and stability in the U.S. more than offset by weakness in Europe and Japan.  Other general purpose markets were off 30 percent from last year due to weakness in electronics and other manufacturing markets.  Communications Test revenue of $259 million was down 23 percent, and was marked by double-digit declines across all end markets.

First quarter segment income from operations of $7 million was down $70 million from last year on a $177 million decline in revenues, or a 40 percent decremental. Gross margins fell by 2 points from last year, while operating expenses were $49 million below last year.  Operating margins fell 9 points to 1 percent.  Segment ROIC(2) fell 16 points to 3 percent, driven by lower profitability and relatively flat invested capital.

Semiconductor and Board Test

($ millions except where noted)

	Q1:F09	Q4:F08	Q1:F08
Orders	32	56	96
Revenues	45	70	89
Gross Margin, %	38%	47%	50%
Income from Operations	(13)	(1)	3
Segment Assets	366	387	402
Return On Invested Capital(2), %	(12%)	0%	3%

Agilent is exiting the Automated Optical Inspection and Automated X-ray Inspection product lines of the Semiconductor and Board Test segment because they will not be able to achieve results consistent with Agilent’s operating model in the foreseeable future.  The company earlier this quarter announced a focused restructuring of this segment to address the severe decline in business conditions, which continued through the first quarter of 2009.

Segment orders of $32 million were down 66 percent from last year as customer capital spending in all markets and geographies remains frozen.  Revenues of $45 million were off 49 percent from one year ago.  Europe was weakest, down 68 percent, the Americas declined 46 percent, and Asia was off 39 percent from last year.

First quarter segment loss from operations of $13 million was down $16 million from last year on a $44 million decline in revenues, or a 36 percent decremental.  Gross margins fell 13 points due to the drop in volumes, while operating expenses declined by $12 million from last year.  Segment ROIC(2) fell 15 points to (12) percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 19,000 employees serve customers in more than 110 countries. Agilent had net revenues of $5.8 billion in fiscal 2008. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its first quarter FY2009 financial results on a conference call with investors beginning today at 1:45 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q1 2009 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 5:45 p.m. (Pacific) today through March 4, 2009. The replay number is +1 888 286-8010; international callers may dial +1 617 801-6888. The passcode is 36814874.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services, guidance for the fiscal second quarter, and our planned restructuring activities, including our current estimates of the scope, timing and cost of those activities. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, the risk of additional costs and delays associated with compliance with U.S. and international labor and other laws associated with our planned restructuring activities, the risk that a further decline in general economic conditions and the global credit and equity markets will require changes to the planned restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended October 31, 2008. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash intangibles amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 5 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q209 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges and non-cash intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $14 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended January 31,		Percent
	2009	2008	Inc/(Dec)

Orders	$1,115	$1,401	(20)%

Net revenue	$1,166	$1,393	(16)%

Costs and expenses:
Cost of products and services	577	637	(9)%
Research and development	169	181	(7)%
Selling, general and administrative	396	441	(10)%
Total costs and expenses	1,142	1,259	(9)%

Income from operations	24	134	(82)%

Interest income	14	39	(64)%
Interest expense	(23)	(30)	(23)%
Other income (expense), net	12	4	200%

Income from operations before taxes	27	147	(82)%

Provision (benefit) for taxes	(37)	27	(237)%

Net income	$64	$120	(47)%

Net income per share:
Basic	$0.18	$0.32
Diluted	$0.18	$0.31

Weighted average shares used in computing net income per share:
Basic	351	371
Diluted	352	382

The preliminary income statement is estimated based on our current information.

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AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	January 31,	October 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$1,362	$1,405
Short-term investments	18	24
Accounts receivable, net	630	770
Inventory	655	646
Other current assets	343	363
Total current assets	3,008	3,208

Property, plant and equipment, net	831	824
Goodwill	666	646
Other intangible assets, net	206	228
Restricted cash and cash equivalents	1,578	1,582
Long-term investments	169	206
Other assets	704	743
Total assets	$7,162	$7,437

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$257	$308
Employee compensation and benefits	269	409
Deferred revenue	299	280
Income and other taxes payable	95	128
Short-term debt	50	—
Other accrued liabilities	160	200
Total current liabilities	1,130	1,325

Long-term debt	1,514	1,514
Senior notes	640	611
Retirement and post-retirement benefits	323	324
Other long-term liabilities	984	1,104
Total liabilities	4,591	4,878

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 563 million shares at January 31, 2009 and 561 million shares at October 31, 2008 issued	6	6
Treasury stock at cost; 218 million shares at January 31, 2009 and 211 million shares at October 31, 2008	(7,595)	(7,470)
Additional paid-in capital	7,459	7,410
Retained earnings	2,855	2,791
Accumulated other comprehensive income (loss)	(154)	(178)
Total stockholders’ equity	2,571	2,559
Total liabilities and stockholders’ equity	$7,162	$7,437

The preliminary balance sheet is estimated based on our current information.

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AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

Three Months
Ended
January 31,
2009
Cash flows from operating activities:
Net income	$64

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	42
Share-based compensation	21
Deferred taxes	5
Excess and obsolete and inventory-related charges	27
Asset impairment charges	19
Other	(1)
Changes in assets and liabilities:
Accounts receivable	143
Inventory	(22)
Accounts payable	(53)
Employee compensation and benefits	(142)
Income taxes and other taxes payable	(34)
Interest rate swap proceeds	43
Other assets and liabilities	(95)
Net cash provided by operating activities (a)	17

Cash flows from investing activities:
Investments in property, plant and equipment	(34)
Proceeds from sale of investments	20
Change in restricted cash and cash equivalents, net	4
Purchase of intangibles	(1)
Net cash used in investing activities	(11)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	26
Proceeds from revolving credit facility	275
Repayment of revolving credit facility	(225)
Treasury stock repurchases	(125)
Net cash used in financing activities	(49)

Effect of exchange rate movements	—

Net decrease in cash and cash equivalents	(43)

Cash and cash equivalents at beginning of period	1,405

Cash and cash equivalents at end of period	$1,362

(a) Cash payments included in operating activities:
Restructuring payments	8
Income tax payments	44

The preliminary cash flow statement is estimated based on our current information.

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AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	January 31,
	2009	Diluted EPS	2008	Diluted EPS

Net income per GAAP	$64	$0.18	$120	$0.31
Non-GAAP adjustments:
Restructuring and other related costs	42	0.12	12	0.03
Asset impairments	14	0.04	—	—
Excess software amortization	—	—	3	0.01
Intangible amortization	12	0.03	13	0.03
Patent litigation judgement	(6)	(0.02)	—	—
Other	2	0.01	—	—
Adjustment for taxes	(56)	(0.16)	(12)	(0.02)
Adjusted net income	$72	$0.20	$136	$0.36

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

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AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	SBT	Agilent		BAM	EM	SBT	BAM	EM	SBT
Numerator:	Q1’09	Q1’09	Q1’09	Q1’09		Q1’08	Q1’08	Q1’08	Q4’08	Q4’08	Q4’08
Adjusted income from operations	$101	$7	$(13)	$95		$87	$77	$3	$136	$137	$(1)
Less:
Taxes and Other (income)/expense	25	(3)	(3)	15		23	13	1	30	11	(1)

Segment return	76	10	(10)	80	(a)	64	64	2	106	126	—

Segment return annualized	$304	$40	$(40)	$320		$256	$256	$8	$424	$504	$—

Denominator:
Segment assets (b)	$1,564	$1,920	$366	$3,852		$1,392	$1,951	$402	$1,505	$2,014	$387
Less:
Net current liabilities (c)	283	509	37	823		268	585	80	323	608	66
Invested capital	$1,281	$1,411	$329	$3,029		$1,124	$1,366	$322	$1,182	$1,406	$321

Average invested capital	$1,232	$1,409	$325	$2,970		$1,050	$1,330	$315	$1,184	$1,439	$328

ROIC	25%	3%	-12%	11%		24%	19%	3%	36%	35%	0%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)  Agilent return is equal to adjusted net income from operations of $72 million plus net interest expense after tax of $8 million. Please see “Adjusted Net Income and Diluted EPS Reconciliations” for a reconciliation of adjusted net income from operations to GAAP income from operations.

(b)  Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)  Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor. ROIC is a tool by which we track how much value we are creating for our shareholders. Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria. We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments. We acknowledge that ROIC may not be calculated the same way by every company. We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.

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